EXECUTION COPY

              CONSENT NO. 1 AND AMENDMENT NO. 1 TO CREDIT AGREEMENT
                    AND AMENDMENT NO. 1 TO SECURITY AGREEMENT

     CONSENT NO. 1 AND AMENDMENT NO. 1, dated as of July 11, 2008 to the Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of May 13, 2008 between First Trust/Four Corners Senior Floating Rate Income Fund (the "Borrower") and The Bank of Nova Scotia (the "Bank"), and AMENDMENT NO. 1 to the Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of May 13, 2008, between the Borrower and the Bank (this "Consent and Amendment").

                                    RECITALS

     I. Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.

     II. The Borrower desires to amend the Credit Agreement and the Security Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

     Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Notwithstanding the provisions of Section 7.6(a) of the Credit Agreement, the Bank hereby consents to the termination of the Custodian Services Agreement (the "PFPC Custodian Agreement"), dated as of September 18, 2003, by and between the Borrower and PFPC Trust Company ("PFPC"), provided that (i) all assets held by PFPC as custodian in all accounts of the Borrower established under the PFPC Custodian Agreement are simultaneously transferred to an account or accounts of the Borrower established with JPMorgan Chase Bank, N.A. (the "Successor Custodian") under the Domestic Custody Agreement, dated as of June 1, 2008, by and between the Borrower and the Successor Custodian in its capacity as custodian thereunder, (the "JPMC Custody Account"), (ii) such transfer shall not occur until after the effectiveness of the Control Agreement (as defined in paragraph 2 below), and (iii) immediately after the effectiveness of this Consent and Amendment the Bank shall have a perfected security interest in all assets transferred.

     2. The defined terms "Control Agreement", "Custodian", and "Custody Agreement", contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

          "Control Agreement" means the Control Agreement, dated as of July 11, 2008, among the Borrower, JPMorgan Chase Bank, N.A. and the Bank.

          "Custodian" means JPMorgan Chase Bank, N.A., in its capacity as custodian under the Custody Agreement.


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          "Custody Agreement" means the Domestic Custody Agreement, dated as of
     June 1, 2008, by and between the Borrower and JPMorgan Chase Bank, N.A., in its capacity as custodian thereunder.

     3. Section 5.1(g) of the Credit Agreement is hereby amended by deleting the parenthetical phrase "(the "Control Agreement")" contained therein.

     4. Section 8.1(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (k) (1) the Investment Adviser shall fail to be First Trust Advisors L.P., or an Affiliate thereof, (2) the custodian for all of the assets of the Borrower shall fail to be JPMorgan Chase Bank, N.A. or an Affiliate thereof, or any successor thereto agreed to in writing by the Bank in its sole and absolute discretion, (3) the sole administrator for the Borrower shall fail to be JPMorgan Chase Bank, N.A., or an Affiliate thereof, or any successor thereto agreed to in writing by the Bank in its sole and absolute discretion, or (4) the independent auditors for the Borrower shall fail to be reasonably acceptable to the Bank;

     5. The defined term "Loan Collateral" contained in Section 1.1(b) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

              "Loan Collateral" means any asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than (i) any direct interest in a corporate bond obligation, (ii) a debt obligation issued by or on behalf of any state, territorial, county, municipal or other local government or any governmental agency, corporation, department, instrumentality or other political unit or subdivision or other entity of any of the foregoing (a "Municipal Authority") and is either (a) a general obligation bond issued directly by such Municipal Authority and secured by its faith, credit and taxing power for the payment of principal and interest or (b) a revenue bond issued by a special purpose entity on behalf of such Municipal Authority and payable from revenue derived from a specified facility or class of facilities or the proceeds of a special excise or other specified revenue source, or (iii) a debt obligation or pass-through security issued by a special purpose trust or other entity structured to be bankruptcy remote and representing a direct or indirect participation in, or that is secured by, a diversified pool of assets, including, without limitation, commercial or residential real property, commercial loans, bonds, credit card receivables, leases or other financial assets); and all Proceeds (as defined in the UCC) of such assets, including, without limitation, all interest, dividends and other money or property of any kind distributed in respect of such assets; and each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee, supporting obligation and any other agreement or document evidencing, securing, governing or executed in connection with such asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such asset, evidencing, governing or representing the Borrower's ownership in or the Borrower's interest in such asset, which are delivered to the Custodian by the Borrower or by a third party at the direction of the

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          Borrower, including without limitation all loan notes, certificates and other "instruments" within the meaning of the UCC

     6. Paragraphs 1 through 5 of this Consent and Amendment shall not be effective unless and until the following conditions precedent shall have been satisfied (the "Amendment Effective Date"):

          (a) The Bank shall have received from the Borrower either (i) a counterpart of this Consent and Amendment executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Consent and Amendment) that the Borrower has executed a counterpart of this Consent and Amendment.

          (b) The Borrower and the Successor Custodian shall have entered into the Custody Agreement (as defined in paragraph 2 hereof), and the Borrower, the Bank and the Successor Custodian, as Custodian, shall have entered into the Control Agreement (as defined in paragraph 2 hereof).

          (c) The Bank shall have received favorable written opinions from (i) Chapman & Cutler LLP, special counsel to the Borrower, and (ii) Bingham McCutchen LLP, special Massachusetts counsel to the Borrower, covering, without limitation, (1) the due authorization, execution and delivery of this Consent and Amendment, the Control Agreement (as defined in paragraph 2 hereof) and the Custody Agreement (collectively the "Amendment Documents"), (2) the enforceability of the Amendment Documents and the Credit Agreement and the Security Agreement as amended by this Amendment and Consent, and (3) the continuing perfection of the Bank's security interest in the Collateral (as defined in the Security Agreement), which shall be in all respects satisfactory to the Bank.

          (d) The Bank shall have received a certificate from the Secretary of the Borrower (or such other officer as shall be acceptable to the Bank), in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of the Borrower executing the Amendment Documents,
     (ii) attaching true, complete and correct copies of the resolutions of the Board of the Borrower approving the Amendment Documents, and the transactions contemplated thereby, all of which are in full force and effect on the date hereof, and (iii) certifying that none of the Borrower's Organization Documents, Prospectus, Statement of Additional Information and Registration Statement have been amended, supplemented or otherwise modified since May 13, 2008 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification.

          (e) All assets held by PFPC as custodian in all accounts of the Borrower established under the PFPC Custodian Agreement shall simultaneously have been transferred to an account or accounts of the Borrower established with the Successor Custodian under the Domestic Custody Agreement.

          (f) The Bank shall have received all fees and other amounts due and payable by the Borrower on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all

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                          Consent and Amendment No. 1

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     reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

     7. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing.

     8. This Amendment may be executed in any number of counterparts, each of which shall be original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Consent and Amendment to produce or account for more than one counterpart signed by the party to be charged.

     9. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

     10. The Borrower's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Consent and Amendment is executed on behalf of the Borrower by the Borrower's officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement are not binding upon any of the Borrower's trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and property.

     11. Except as modified hereby, the Credit Agreement shall in all other respects remain in full force and effect.


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           First Trust/Four Corners Senior Floating Rate Income Fund
                          Consent and Amendment No. 1

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     IN WITNESS WHEREOF, the parties hereto have caused this Consent and
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                           FIRST TRUST/FOUR CORNERS SENIOR
                                           FLOATING RATE INCOME FUND

                                            By:    /s/ Mark R. Bradley
                                                   -------------------------
                                            Name:   Mark R. Bradley
                                                   -------------------------
                                            Title:  CFO & Treasurer
                                                   -------------------------
















           First Trust/Four Corners Senior Floating Rate Income Fund
                          Consent and Amendment No. 1

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                                            THE BANK OF NOVA SCOTIA


                                            By:    /s/ Frans Braniotis
                                                   -------------------------
                                            Name:   Frans Braniotis
                                                   -------------------------
                                            Title:  Managing Director
                                                   -------------------------


















           First Trust/Four Corners Senior Floating Rate Income Fund
                          Consent and Amendment No. 1

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